Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Robin N. Dickson	Michael Newman
	Chief Financial Officer	Investor Relations
	Harmonic Inc.	StreetConnect
	(408) 542-2500	(408) 542-2760

Harmonic Announces Third Quarter Results

Continued Revenue Growth and Improvement in Operating Efficiencies

SUNNYVALE, Calif. — October 16, 2003 — Harmonic Inc. (Nasdaq: HLIT) today announced its results for the quarter ended September 26, 2003.

For the third quarter of 2003, Harmonic reported net sales of $47.3 million, up from $41.7 million in the previous quarter and from $37.0 million in the third quarter of 2002. Domestic sales represented 71% of total sales for the third quarter of 2003.

The CS division, which designs, manufactures and markets digital headend systems for a number of markets, had divisional net sales of $29.0 million, up from $27.1 million in the previous quarter and from $23.8 million in the third quarter of 2002. During the third quarter of 2003, the Company saw increased CS shipments to a number of its cable and satellite customers worldwide.

The BAN division, which designs, manufactures and markets fiber optic products for broadband cable networks, had divisional net sales of $18.3 million, up from $14.5 million in the previous quarter and from $13.2 million in the third quarter of 2002. The growth in BAN sales was due to increased shipments to a number of domestic and international cable operators.

“We are pleased to see a firmer industry capital spending environment, which we believe is having a positive impact on our business,” said Anthony J. Ley, Chairman, President and Chief Executive Officer. “We continue to see intensifying competition between cable and satellite operators to offer more channels of digital video and new interactive services such as video-on-demand (VOD), as well as the introduction of high-definition television (HDTV). A number of our cable customers are also deploying our fiber optic products to improve operational efficiency and configure their networks to support the new advanced services.”

“To meet demand for these new services, we recently introduced important new digital video products. Our Narrowcast Services Gateway 9000 increases the performance of our VOD system; our MV450 is a more advanced HD encoder than our existing encoder products; and our MV100 is a versatile encoder platform, capable of further increasing the compression efficiency of MPEG-2 and supporting the next-generation encoding standards, H.264 and Windows Media 9. In the fourth quarter, we expect continued

revenue growth and margin improvement, while we continue to focus on expense control.” The GAAP net loss for the third quarter of 2003 was $7.5 million or $0.12 per share, compared to a GAAP net loss of $38.0 million or $0.63 per share for the same period of 2002. The GAAP net loss for the third quarter of 2003 includes a non-cash charge for the amortization of intangibles of $3.5 million, a facilities related charge of $0.9 million, and a credit relating to the sale of previously reserved inventory of $1.1 million. Excluding the above charges and credit, the non-GAAP loss for the quarter was $4.2 million, or $0.07 per share, compared to a non-GAAP loss of $13.3 million or $0.22 per share for the third quarter of 2002. The reconciliation between GAAP and non-GAAP net loss is provided in the accompanying tables.

The Company will host a conference call to discuss its third quarter financial results today at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1-212-748-2800 (Reservation No. 21090933). The replay will be available at the same website address or by calling +1-402-977-9140 (Reservation No. 21090933).

About Harmonic Inc.

Harmonic Inc. is a leading provider of digital video, broadband optical networking and IP delivery systems to cable, satellite, telecom and broadcast network operators. Harmonic’s open standards-based solutions for the headend through the last mile enable customers to develop new revenue sources and a competitive advantage by offering powerful interactive video, voice and data services such as video-on-demand, high definition digital television, telephony and Internet access.

Harmonic (Nasdaq: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27(A) OF THE SECURITIES ACT OF 1933 AND SECTION 21(E) OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING STATEMENTS RELATED TO: OUR COMPETITIVE POSITION IN THE WORLDWIDE CABLE AND SATELLITE MARKETS; OUR BELIEF THAT WE WILL CONTINUE TO SEE INTENSIFYING COMPETITION BETWEEN CABLE AND SATELLITE OPERATORS WORLDWIDE TO PROVIDE MORE CHANNELS OF DIGITAL VIDEO AND NEW INTERACTIVE SERVICES SUCH AS VIDEO-ON-DEMAND AND HIGH-DEFINITION TELEVISION; OUR BELIEF THAT OUR CABLE, SATELLITE AND TELCO CUSTOMERS WILL CONTINUE TO UPGRADE OR RECONFIGURE THEIR NETWORKS TO IMPROVE OPERATIONAL EFFICIENCY AND SUPPORT THESE ADVANCED SERVICES; OUR EXPECTATION THAT WE WILL SEE CONTINUED REVENUE GROWTH AND MARGIN IMPROVEMENT IN THE FOURTH QUARTER WHILE WE CONTINUE TO FOCUS ON CONTROLLING EXPENSES. OUR EXPECTATIONS AND BELIEFS REGARDING THESE MATTERS MAY NOT MATERIALIZE, AND ACTUAL RESULTS IN FUTURE PERIODS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. THESE RISKS INCLUDE DELAYS OR DECREASES IN CAPITAL SPENDING IN THE CABLE AND SATELLITE INDUSTRY, CUSTOMER CONCENTRATION AND CONSOLIDATION, GENERAL ECONOMIC CONDITIONS, OUR ABILITY TO SECURE ADDITIONAL FINANCING, MARKET ACCEPTANCE OF NEW OR EXISTING HARMONIC PRODUCTS SUCH AS THE NARROWCAST SERVICES GATEWAY 9000 AND THE MV450 AND MV100 ENCODERS, OUR NEED TO MEET OUR CUSTOMERS’ REQUIREMENTS IF DEMAND INCREASES, LOSSES OF ONE OR MORE KEY CUSTOMERS, RISKS ASSOCIATED WITH HARMONIC’S INTERNATIONAL OPERATIONS, INVENTORY MANAGEMENT PROBLEMS, DISRUPTIONS IN SCHEDULED PAYMENTS OF LITIGATION SETTLEMENT AMOUNTS, THE EFFECT OF COMPETITION, DIFFICULTIES ASSOCIATED WITH RAPID TECHNOLOGICAL CHANGES IN HARMONIC’S MARKETS, THE NEED TO INTRODUCE NEW AND ENHANCED PRODUCTS, AND

RISKS ASSOCIATED WITH A CYCLICAL AND UNPREDICTABLE SALES CYCLE. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE ALSO SUBJECT TO OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE MORE FULLY DESCRIBED IN HARMONIC’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING ITS ANNUAL REPORT FILED ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 AND ITS SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q AND CURRENT REPORTS ON FORM 8-K. HARMONIC DOES NOT UNDERTAKE TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

EDITOR’S NOTE:	PRODUCT AND COMPANY NAMES USED HERE ARE TRADEMARKS OR REGISTERED TRADEMARKS OF THEIR RESPECTIVE COMPANIES.

Harmonic Inc.
Condensed Consolidated Balance Sheets

	September 26,	December 31,
(In thousands)	2003	2002

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$15,380	$21,542
Restricted cash	6,554	—
Short-term investments	11,938	27,616
Accounts receivable, net	32,150	25,380
Inventories	21,205	25,904
Prepaid expenses and other assets	4,667	5,494

Total current assets	91,894	105,936
Property and equipment, net	25,159	32,456
Restricted cash, noncurrent	468	—
Intangibles and other assets	24,881	35,362

	$142,402	$173,754

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$1,342	$1,862
Accounts payable	12,511	7,258
Income taxes payable	7,120	6,900
Accrued liabilities	53,096	58,670

Total current liabilities	74,069	74,690

Long-term debt, less current portion	468	710
Accrued excess facilities costs	30,106	34,754
Other non-current liabilities	4,598	1,417

Total liabilities	109,241	111,571

Stockholders’ equity:
Common stock	1,965,017	1,963,294
Accumulated deficit	(1,931,928)	(1,901,125)
Accumulated other comprehensive income	72	14

Total stockholders’ equity	33,161	62,183

	$142,402	$173,754

Harmonic Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended

	September 26,	September 27,	September 26,	September 27,
	2003	2002	2003	2002

Net sales	$47,253	$37,019	$125,947	$147,360
Cost of sales	32,593	27,091	87,788	102,434

Gross profit	14,660	9,928	38,159	44,926

Operating expenses:
Research and development	9,211	9,737	26,145	31,651
Selling, general and administrative	11,127	36,694	37,598	69,041
Amortization of intangibles	1,933	1,933	5,799	7,589

Total operating expenses	22,271	48,364	69,542	108,281

Loss from operations	(7,611)	(38,436)	(31,383)	(63,355)
Interest and other income	257	406	880	689

Loss before income taxes	(7,354)	(38,030)	(30,503)	(62,666)
Provision for income taxes	100	—	300	500

Net loss	$(7,454)	$(38,030)	$(30,803)	$(63,166)

Net loss per share
Basic and diluted	$(0.12)	$(0.63)	$(0.51)	$(1.06)

Weighted average shares
Basic and diluted	60,813	60,023	60,572	59,683

Harmonic Inc.
Non-GAAP Condensed Consolidated Statements of Operations (1)
(Unaudited)

(In thousands, except per share data)	Three Months Ended		Nine Months Ended

	September 26,	September 27,	September 26,	September 27,
	2003	2002	2003	2002

Net sales	$47,253	$37,019	$125,947	$147,360
Cost of sales	30,951	27,294	85,167	99,292

Gross profit	16,302	9,725	40,780	48,068

Operating expenses:
Research and development	8,691	9,737	25,625	31,651
Selling, general and administrative	12,014	13,720	35,816	43,319

Total operating expenses	20,705	23,457	61,441	74,970

Loss from operations	(4,403)	(13,732)	(20,661)	(26,902)
Interest and other income	257	406	880	689

Loss before income taxes	(4,146)	(13,326)	(19,781)	(26,213)
Provision for income taxes	100	—	300	500

Net loss	$(4,246)	$(13,326)	$(20,081)	$(26,713)

Net loss per share
Basic and diluted	$(0.07)	$(0.22)	$(0.33)	$(0.45)

Weighted average shares
Basic and diluted	60,813	60,023	60,572	59,683

(1)	These Non-GAAP Condensed Consolidated Statements of Operations are provided to enhance overall understanding of our current financial performance and our prospects for the future. The presentation of this Non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to Non-GAAP results published by other companies. A table reconciling the Non-GAAP net loss to the GAAP net loss follows below.

Harmonic Inc.
Non-GAAP to GAAP Loss Reconciliation
(Unaudited)

(In thousands)	Three Months Ended		Nine Months Ended

	September 26,	September 27,	September 26,	September 27,
	2003	2002	2003	2002

Non-GAAP net loss	$(4,246)	$(13,326)	$(20,081)	$(26,713)
Items charged to cost of sales:
Amortization of intangibles	(1,541)	(1,541)	(4,621)	(7,585)
Realized margin on reserved product sold	1,133	2,085	3,235	4,985
Provision for probable losses on Adelphia deferred cost of sales	—	—	—	(201)
Facilities, severance and other adjustments	(1,235)	(341)	(1,235)	(341)

Total of charges to cost of sales	(1,643)	203	(2,621)	(3,142)

Items charged to operating expenses:
Amortization of intangibles	(1,933)	(1,933)	(5,799)	(7,589)
Loss on litigation settlement	—	—	(2,670)	—
Provision for probable losses on Adelphia account receivables		—		(2,748)
Facilities, severance and other adjustments	368	(22,974)	368	(22,974)

Total of charges to operating expenses	(1,565)	(24,907)	(8,101)	(33,311)

GAAP net loss	$(7,454)	$(38,030)	$(30,803)	$(63,166)